News Release 2003-05

March 5, 2003

TSX – QRL – Queenstake Resources Ltd.

SEC file number 0-24096

QUEENSTAKE RESOURCES INVITATION TO PARTICIPATE IN A CONFERENCE CALL REGARDING THE JERRITT CANYON MINE ACQUISITION

WEDNESDAY

March 5, 2003

TIME

3:00 p.m. Eastern Standard Time

Queenstake Resources Ltd. (QRL: TSX) invites you to participate in a conference call regarding its acquisition of the Jerritt Canyon Mine announced on Thursday, February 27, 2003 (NR03-4).

Local participants can access the call by dialing 416-405-9328.  North American participants can access the call by dialing 800-387-6216. There will be an Instant Replay available until March 12th that can be accessed by 416-695-5800 or 800-408-3053.

Earlier today, there was a conference call with Queenstake and mining analysts.  A replay of that call may be heard on Instant Replay until March 12th that can be accessed by 416-695-5800 or 800-408-3053 using passcode 1387574.

Thank you for your interest in Queenstake and we look forward to your participation in the conference call.

For further information call:

Chris Davie, President and Chief Executive Officer – 303-297-1557

Doris Meyer, Vice President Finance and Chief Financial Officer – 604-516-0566

email – info@queenstake.com    web – www.queenstake.com

The TSX has neither reviewed nor accepts responsibility for the adequacy or accuracy of this release.